                                                     Registration No. 333-16125
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                           ----------------------

                               POST-EFFECTIVE
                              AMENDMENT NO. 1 TO
                                  FORM S-3

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                           FOREST OIL CORPORATION
               (Name of Registrant as specified in its charter)


            NEW YORK                                           25-0484900
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                          Identification No.)


                          1600 BROADWAY, SUITE 2200
                            DENVER, COLORADO 80202
                                (303) 812-1400
              (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                              DANIEL L. MCNAMARA
                       CORPORATE COUNSEL AND SECRETARY
                            FOREST OIL CORPORATION
                          1600 BROADWAY, SUITE 2200
                            DENVER, COLORADO 80202
                                (303) 812-1400
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                   COPIES TO:


                                 ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                                  1001 FANNIN
                              HOUSTON, TEXAS 77002



                           ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /____________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The information contained in this Prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. A final Prospectus Supplement and Prospectus will be delivered to purchasers of these securities. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state in which the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED NOVEMBER 3, 1998

PROSPECTUS

[LOGO]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                            FOREST OIL CORPORATION




                                -------------




                                 $250,000,000


                               Debt Securities
                               Preferred Stock
                               Common Stock




-------------------------------------------------------------------------------

                WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES
                            IN SUPPLEMENTS TO THIS PROSPECTUS.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

-------------------------------------------------------------------------------




THE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This prospectus is dated __________ __, 1998

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

     -    Annual Report on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     - Current Reports on Form 8-K dated January 7, 1998, January 12, 1998, January 28, 1998, February 3, 1998, April 8, 1998 and June 25, 1998;
          and on Form 8-KA dated February 3, 1998; and

     - The description of the Company's common stock contained in Form 8-A dated October 20, 1997.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          Daniel L. McNamara
          Corporate Counsel and Secretary
          Forest Oil Corporation
          1600 Broadway
          Suite 2200
          Denver, Colorado 80202
          (303) 812-1400

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                                  THE COMPANY

     Forest Oil Corporation and its subsidiaries are engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America. Forest was incorporated in New York in 1924, the successor to a company formed in 1916, and has been a publicly held company since 1969. We are active in several of the major exploration and producing areas in and offshore the United States and in Canada. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas and Oklahoma, and in Canada in Alberta and the Northwest Territories. We operate from production offices located in Lafayette, Louisiana, Denver, Colorado, and Calgary, Alberta, Canada. Our corporate headquarters are located in Denver, Colorado, where our address is 1600 Broadway, Suite 2200, Denver, Colorado 80202 (telephone: (303) 812-1400).

                                USE OF PROCEEDS

     The net proceeds from the sale of the offered securities will be used for the acquisition of oil and gas properties, capital expenditures, the repayment of subordinated debentures or other debt, repayments of borrowings under revolving credit agreements, or for other general corporate purposes.


                       RATIO OF EARNINGS TO FIXED CHARGES

     A description of Forest's ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable, on a consolidated basis, will appear in an applicable Prospectus Supplement.


                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be our direct unsecured general obligations. The Debt Securities will be either Senior Debt Securities or Subordinated Debt Securities.

     The Debt Securities will be issued under one or more separate indentures between us and a Trustee. The Trustee for each Series of Debt Securities will be identified in the applicable Prospectus Supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture". Together the Senior Indentures and the Subordinated Indentures are called "Indentures."

     We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the Summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Debt Securities will be our direct, unsecured obligations. The Senior Debt Securities will rank equally with all of our other senior and unsubordinated debt. The Subordinated Debt Securities will have a junior position to all of our Senior Debt.

     A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     -    The title and type of the Debt Securities;

     -    The total principal amount of the Debt Securities;

     - The percentage of the principal amount at which the Debt Securities will be issued and any payments due if the maturity of the Debt Securities is accelerated;

     - If convertible into common stock, the terms on which such Debt Securities are convertible.

     - The dates on which the principal of the Debt Securities will be payable;

     - The interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

     -    Any optional redemption periods;

     - Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

     - Any provisions granting special rights to holders when a specified event occurs;

     -    Any changes to or additional Events of Defaults or covenants;

     - Any special tax implications of the Debt Securities, including provisions for Original Issue Discount Securities, if offered; and

     -    Any other terms of the Debt Securities.

     None of the Indentures limits the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

     If so provided in the applicable Prospectus Supplement, we may issue the Debt Securities at a discount below their principal amount and you would pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities").
The applicable Prospectus Supplement will describe all material U.S. Federal income tax, accounting and other considerations applicable to the Original Issue Discount Securities.

     Debt Securities of a series may be issued in registered, bearer, coupon or global form. (SECTIONS 2.01 & 2.02.)

DENOMINATIONS

     The prospectus supplement for each issuance of Debt Securities will state whether the securities will be issued in registered form of $1,000 each or multiples thereof or bearer form of $1,000 each.

SENIOR DEBT SECURITIES

     The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other Senior Indebtedness (as defined below). However, the Senior Debt Securities will be subordinated in right of payment to all our secured Indebtedness to the extent of the value of the assets securing such Indebtedness and will be effectively subordinated to all our Subsidiaries' indebtedness and all our Subsidiaries' mandatory redemption preferred stock. Except as provided in the applicable Senior Indenture or specified in any Authorizing Resolution and/or supplemental indenture relating to a Series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional Indebtedness which may rank equally with the Senior Debt Securities or the amount of Indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of the Company's Subsidiaries.

     "Senior Indebtedness" is defined to include all notes or other unsecured evidences of indebtedness, including guarantees of Forest for money borrowed, that are not expressed to be subordinate or junior in right of payment to any other indebtedness of Forest.

SUBORDINATED DEBT SECURITIES

     Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Indebtedness Securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. The Subordinated Indenture provides that no payment of principal, interest and any premium on the Subordinated Debt Securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving Forest or any of its significant properties, or

     - we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness when due.

     The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

CONSOLIDATION, MERGER OR SALE

     Each Indenture generally permits a consolidation or merger between us and another corporation. They also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

     We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our Board of Directors or any of our officers may be done by the board or officers of the successor corporation. (SECTIONS 6.01 & 6.02.)

MODIFICATION OF INDENTURES

     Under each Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.
(SECTIONS 10.01 & 10.02.)

EVENTS OF DEFAULT

     "Event of Default" when used in an Indenture, will mean any of the following:

     - failure to pay the principal or any premium on any Debt Security when due;

     -    failure to deposit any sinking fund payment when due;

     -    failure to pay interest on any Debt Security for 30 days;

     - failure to perform any other covenant in the Indenture that continues for 60 days after being given written notice;

     - certain events in bankruptcy, insolvency or reorganization of the Company; or

     - any other Event of Default included in any Indenture or supplemental indenture. (SECTION 7.01.)

     An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. (SECTION 8.05.)

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (SECTION 7.02.)

     Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. (SECTION 8.02.) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (SECTION 7.05.)

COVENANTS

     Under the Indentures, we will:

     - pay the principal, interest and any premium on the Debt Securities when due;

     -    maintain a place of payment;

     - deliver a report to the Trustee at the end of each fiscal year reviewing the Company's obligations under the Indentures; and

     - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

     Any additional covenants will be described in a Prospectus Supplement.

PAYMENT AND TRANSFER

     Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indentures or any Prospectus Supplement. Debt Securities payments in other forms will be paid at a place designated by us and specified in a Prospectus Supplement. (SECTIONS 5.01 AND 5.02)

     Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

CONVERSION RIGHTS

     The Debt Securities may be convertible into common stock, according to the terms and conditions of the Prospectus Supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.


GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a Prospectus Supplement. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary.

     Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by DTC and its participants.

DEFEASANCE

     We will be discharged from our obligations on the Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of the series. If this happens, the holders of the Debt
Securities of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. (SECTION 9.01.)

     Under Federal income tax law as of the date of this Prospectus, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Debt Securities and his allocable share of amounts deposited with the Trustee pursuant to the preceding paragraph. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the Federal income tax law.

                          DESCRIPTION OF CAPITAL STOCK

     As of September 30, 1998, our authorized capital stock was 210,000,000 shares. Those shares consisted of: (a) 10,000,000 shares of preferred stock, none of which were outstanding; and (b) 200,000,000 shares of common stock, of which 44,646,542 shares were outstanding.

COMMON STOCK

LISTING

     Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "FST". Any additional common stock we issue will also be listed on the NYSE.

DIVIDENDS

     Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders.

FULLY PAID

     All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

VOTING RIGHTS

     Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to preemptive or cumulative voting rights.

OTHER RIGHTS

     We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

PREFERRED STOCK

     The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, the specific designations and rights will be described in the Prospectus Supplement and a description will be filed with the SEC.

     Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

     The preferred stock will, when issued, be fully paid and non-assessable.


                            ANTI-TAKEOVER PROVISIONS

     Certain provisions in the our Restated Certificate of Incorporation and By-laws and our shareholders' rights plan, may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts.

     CLASSIFIED BOARD OF DIRECTORS.

     Our By-laws provide that the Board of Directors is divided into four classes as nearly equal in number as possible, with each class having not less than three members, whose four year terms of office expire at different times in annual succession. A staggered board makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

     BLANK CHECK PREFERRED STOCK.

     Our Restated Certificate of Incorporation authorizes the issuance of blank check preferred stock. The Board of Directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Board of Directors opposes.

     SHAREHOLDERS' RIGHTS PLAN.

     Our Board of Directors has adopted a shareholders' rights plan, pursuant to which each share of common stock includes a preferred stock purchase right (the "Rights"). After the Rights become exercisable, each holder may purchase 1/100th of a share of a newly issued series of the preferred stock at a purchase price of $30 per 1/100th of a preferred share, subject to adjustment. The Rights expire on October 29, 2003 unless extended or redeemed earlier. The Rights will become exercisable (unless previously redeemed or the expiration date of the rights has occurred) following a public announcement that a person or group (an "Acquiring Person") has acquired 20% or more of the common stock or has commenced (or announced an intention to make) a tender offer or exchange offer for 20% or more of the common stock. In certain circumstances each holder of Rights (other than an Acquiring Person) would have the right to receive, upon exercise (i) shares of common stock having a value significantly in excess of the exercise price of the Rights, or (ii) shares of common stock of an acquiring company having a value significantly in excess of the exercise price of the Rights.


                              PLAN OF DISTRIBUTION

     We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers, including existing shareholders in a rights offering.

BY AGENTS

     Offered securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES; RIGHTS OFFERINGS

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.


                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     KPMG Peat Marwick LLP, independent certified accountants, have audited our financial statements incorporated by reference in this prospectus. These financial statements are incorporated by reference herein in reliance upon their report and upon their authority as experts in accounting and auditing.

     The audited statement of oil and gas revenue and direct operating and production expenses of Forest Oil Corporation's interest in certain oil and gas producing properties for the year ended December 31, 1997, which appears in Form 8-K/A of Forest Oil Corporation dated February 3, 1998, incorporated by reference in this Prospectus, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses, other than underwriting discounts and commissions, in connection with the offering are as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

 Securities and Exchange Commission filing fee.........................   $ 75,758
 Printing and engraving expenses.......................................    100,000
 Legal fees and expenses...............................................    125,000
 Accounting fees and expenses..........................................    100,000
 Blue sky qualification fees and expenses..............................      1,000
 Miscellaneous.........................................................     98,242
                                                                          --------
    Total..............................................................    500,000
                                                                          --------
                                                                          --------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

    Article IX of the By-laws of Forest Oil Corporation contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


        *1.1   --   Form of Underwriting Agreement with respect to Debt
                    Securities (including form of Terms Agreement).
        *1.2   --   Form of Underwriting Agreement with respect to Equity
                    Securities (including form of Terms Agreement).
         3.1   --   Restated Certificate of Incorporation of Forest Oil
                    Corporation dated October 14, 1993, incorporated herein
                    by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                    Corporation for the quarter ended September 30, 1993
                    (File No. 0-4597).
         3.2   --   Certificate of Amendment of the Restated Certificate of
                    Incorporation dated as of July 20, 1995, incorporated
                    herein by reference to Exhibit 3(i)(a) to Form 10-Q for
                    Forest Oil Corporation for the quarter ended June 30,
                    1995 (File No. 0-4597).
         3.3   --   Certificate of Amendment of the Certificate of
                    Incorporation dated as of July 26, 1995, incorporated
                    herein by reference to Exhibit 3(i)(b) to Form 10-Q for
                    Forest Oil Corporation for the quarter ended June 30,
                    1995 (File No. 0-4597).
         3.4   --   Restated By-Laws of Forest Oil Corporation as of May 9,
                    1990, Amendment No. 1 to By-Laws dated as of April 2,
                    1991. Amendment No. 2 to By-Laws dated as of May 8, 1991,
                    Amendment No. 3 to By-Laws dated as of July 30, 1991,
                    Amendment No. 4 to By-Laws dated as of January 17, 1992,
                    Amendment No. 5 to By-Laws dated as of March 18, 1993 and
                    Amendment No. 6 to By-Laws dated as of September 14,
                    1993, incorporated herein by reference to Exhibit 3(ii)
                    to Form 10-Q for Forest Oil Corporation for the quarter
                    ended September 30, 1993 (File No. 0-4597).
         3.5   --   Amendment No. 7 to By-Laws dated as of December 3, 1993,
                    incorporated herein by reference to Exhibit 3(ii)(a) to
                    Form 10-K for Forest Oil Corporation for the year ended
                    December 31, 1993 (File No. 0-4597).
         3.6   --   Amendment No. 8 to By-Laws dated as of February 24, 1994,
                    incorporated herein by reference to Exhibit 3(ii)(b) to
                    Form 10-K for Forest Oil Corporation for the year ended
                    December 31, 1993 (File No. 0-4597).
         3.7   --   Amendment No. 9 to By-Laws dated as of May 15, 1995,
                    incorporated herein by reference to Exhibit 3(ii)(c) to
                    Form 10-Q for Forest Oil Corporation for the quarter
                    ended June 30, 1995 (File No. 0-4597).
         3.8   --   Amendment No. 10 to By-Laws dated as of July 27, 1995,
                    incorporated herein by reference to Exhibit 3(ii)(d) to
                    Form 10-Q for Forest Oil Corporation for the quarter
                    ended June 30, 1995 (File No. 0-4597).
         4.9   --   Rights Agreement between Forest Oil Corporation and
                    Mellon Securities Trust Company, as Rights Agent dated as
                    of October 14, 1993, incorporated herein by reference to
                    Exhibit 4.3 to From 10-Q for Forest Oil Corporation for the
                    quarter ended September 30, 1993 (File No. 0-4597).
         4.10  --   Amendment No. 1 dated as of July 27, 1995 to Rights
                    Agreement dated as of October 14, 1993 between Forest Oil
                    Corporation and Mellon Securities Trust Company,
                    incorporated herein by reference to Exhibit 99.5 of
                    Form 8-K for Forest Oil Corporation dated October 11, 1995
                    (File No. 0-4597).
         4.11  --   Amendment No. 2 dated as of June 25, 1998 to Rights
                    Agreement dated as of October 14, 1993 between Forest Oil
                    Corporation and Mellon Securities Trust Company,
                    incorporated herein by reference to Exhibit 99.1 of
                    Form 8-K for Forest Oil Corporation dated June 25, 1998
                    (File No. 0-4597).
        *4.12  --   Form of Indenture for the Senior Debt Securities.
        *4.13  --   Form of Senior Debt Security (included in Exhibit No.
                   4.12).
        *4.14  --   Form of Indenture for the Subordinated Debt Securities.
        *4.15  --   Form of Subordinated Debt Security (included in Exhibit
                    No. 4.14).
        *5     --   Opinion of Vinson & Elkins L.L.P., as to the legality of
                    the securities being registered.
      **23.1   --   Consent of KPMG Peat Marwick LLP
       *23.2   --   Consent of Vinson & Elkins L.L.P. (included in Exhibit
                    No. 5).
      **23.3   --   Consent of Arthur Andersen LLP
       *24     --   Powers of Attorney (included on the original signature
                    pages hereof).

* Previously filed.
**Filed herewith.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been seen settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
        Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 30, 1998.

                                             FOREST OIL CORPORATION
                                                  (Registrant)


                                             By:     /s/ Daniel L. McNamara
                                                -------------------------------
                                                Daniel L. McNamara
                                                Secretary

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                  TITLE                                 DATE

 Robert S. Boswell*                  President and Chief Executive              October 30, 1998
(Robert S. Boswell)                  Officer


 David H. Keyte*                     Executive Vice President and Chief         October 30, 1998
(David H. Keyte)                     Financial Officer (Principal
                                     Financial Officer)


 Joan C. Sonnen*                     Controller (Principal Accounting           October 30, 1998
(Joan C. Sonnen)                     Officer)


 Philip F. Anschutz*                 Director                                   October 30, 1998
(Philip F. Anschutz)


 Robert S. Boswell*                  Director                                   October 30, 1998
(Robert S. Boswell)



------------------------             Director
William L. Britton


 Cortlandt S. Dietler*               Director                                  October 30, 1998
(Cortlandt S. Dietler)


 William L. Dorn*                    Director                                  October 30, 1998
(William L. Dorn)


 Jordan L. Haines*                   Director                                  October 30, 1998
(Jordan L. Haines)



     SIGNATURE                                  TITLE                                 DATE

 James H. Lee*                       Director                                   October 30, 1998
(James H. Lee)


                                     Director                                   October 30, 1998
-------------------
J.J. Simmons III


 Craig D. Slater*                    Director                                   October 30, 1998
(Craig D.Slater)


 Drake S. Tempest*                   Director                                   October 30, 1998
(Drake S. Tempest)


 Michael B. Yanney*                  Director                                   October 30, 1998
(Michael B. Yanney)


*By /s/ Daniel L. McNamara                                                      October 30, 1998
   ------------------------------
   Daniel L. McNamara
   (as attorney-in-fact for
   each of the persons indicated)
